Exhibit 99.1

NeuBase Therapeutics Strengthens Senior Management Team with Appointment of Industry Veteran William Mann, Ph.D., MBA as Chief Operating Officer

PITTSBURGH, PA – July 28, 2020 – NeuBase Therapeutics, Inc. (Nasdaq: NBSE) ("NeuBase" or the "Company"), a biotechnology company developing next-generation antisense oligonucleotide (ASO) therapies using its scalable PATrOL™ platform to address genetic diseases, today announced the appointment of industry veteran William Mann, Ph.D., MBA as chief operating officer (COO). Dr. Mann will leverage his decades of experience in the biopharma industry to manage NeuBase operations and advance its strategic goals.

"Dr. Mann brings expertise gained through an impressive career working in the pre-clinical, clinical and commercial operational areas in top global pharmaceutical companies. Our goal with this important addition to our team is to ensure the infrastructure within the organization is structured for accelerated growth," said Dietrich Stephan, Ph.D., chief executive officer of NeuBase. "The broad applicability of the PATrOL™ platform positions NeuBase to become a fully integrated dominant pharmaceutical company, and I look forward to working closely with Dr. Mann as we work to realize the full potential of our first-in-class transformative technology platform in addressing the root causes of a multitude of diseases."

Dr. Mann added, "I am honored to join NeuBase, which has already assembled a foundation of impressive leadership. NeuBase's revolutionary platform will provide us with ample opportunities to address the world's most intractable genetic diseases, rare and prevalent. I look forward to creating the infrastructure to maximimally allow NeuBase's disruptive platform to shift how the world thinks about treating genetic disease."

Bill joins NeuBase with decades of experience in the biopharma industry. Most recently, he served as the president and chief executive officer of Helsinn Therapeutics (U.S.), Inc. Before joining Helsinn, he held multiple positions at Sapphire Therapeutics, Inc., rising to vice president of corporate development, where he was instrumental in the sale of the company to Helsinn in 2009. Bill began his professional career at Novartis, where he led a multidisciplinary drug discovery program and served as director of business development. Bill received both a bachelor's degree and a doctorate in biochemistry from the University of Aberdeen and went on to obtain an MBA from Rutgers University.

About NeuBase Therapeutics, Inc.

NeuBase Therapeutics, Inc. is developing the next generation of gene silencing therapies with its flexible, highly specific synthetic antisense oligonucleotides. The proprietary NeuBase peptide-nucleic acid (PNA) antisense oligonucleotide (PATrOL™) platform allows for the rapid development of targeted drugs, increasing the treatment opportunities for the hundreds of millions of people affected by rare genetic diseases, including those that can only be treated through accessing of secondary RNA structures. Using PATrOL™ technology, NeuBase aims to first tackle rare, genetic diseases.

Use of Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are distinguished by use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those risk factors contained in our filings with the U.S. Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on the Company's current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this press release, including: the Company's plans to develop and commercialize its product candidates; the timing of initiation of the Company's planned clinical trials; the timing of the availability of data from the Company's clinical trials; the timing of any planned investigational new drug application or new drug application; the Company's plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of the Company's product candidates; the Company's commercialization, marketing and manufacturing capabilities and strategy; global health conditions, including the impact of COVID-19; the Company's ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all, as well as those risk factors contained in our filings with the U.S. Securities and Exchange Commission. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

NeuBase Investor Contact:
Dan Ferry
Managing Director
LifeSci Advisors, LLC
daniel@lifesciadvisors.com
OP: (617) 535-7746

NeuBase Media Contact:
Cait Williamson, Ph.D.
LifeSci Communications
cait@lifescicomms.com
OP: (646) 751-4366